Exhibit 16.1

De Joya Griffith & Company, LLC
Certified Public Accountants

April 3, 2007

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Wentworth II, Inc.

Ladies and Gentlemen:

We have read the statements made by Wentworth II, Inc. in Item 4.01(a) of the accompanying Current Report on Form 8-K (Commission file number 0-51494), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC
Certified Public Accountants